SECURITY MUNICIPAL BOND FUND
FILE NO. 811-3225
CIK NO. 0000354185

                         Report of Independent Auditors

The Shareholders and Board of Directors
Security Municipal Bond Fund

In planning and  performing  our audit of the  financial  statements of Security
Municipal  Bond  Fund  (referred  to herein as "the  Fund")  for the year  ended
December  31,  2003,  we  considered  its internal  control,  including  control activities  for  safeguarding  securities,  in order to  determine  our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR,  not to provide  assurance on internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of controls.  Generally,  controls  that are  relevant  to an audit  pertain to the entity's objective of preparing financial  statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations in internal  control,  error or fraud may occur and not be detected.  Also,  projection of any evaluation of internal control to future periods is subject to the risk that it may become  inadequate  because of changes in conditions or that the  effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities  that we consider to be material  weaknesses  as defined  above as of
December 31, 2003.

This report is intended solely for the  information  and use of management,  the
Board of Directors of the Fund, and the  Securities and Exchange  Commission and
is not  intended  to be and  should  not be  used by  anyone  other  than  these specified parties.

                                                            /s/Ernst & Young LLP

Kansas City, Missouri
February 6, 2004